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                                                                    Exhibit 10.5

                     SUPPLEMENTAL RETIREMENT PLAN AGREEMENT
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         THIS AGREEMENT, made and entered into as of this 27/th/ day of October,
                                                          ----
1993, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF LINCOLN, a United States corporation, with its principal office in Lincoln, Nebraska (`Association'), and GILBERT G. LUNDSTROM, an individual residing in the state of Nebraska (`Executive').

                                    RECITALS
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         A. The Executive proposes to be employed by the Association pursuant to the terms of a separate Employment Agreement executed as of this same date. All terms defined in the Employment Agreement shall have the same meanings herein.

         B. The Association recognizes the value of the services to be performed by the Executive and wishes to encourage his continued employment.

         C. The Executive wishes to be assured that he will be entitled to a certain minimum amount of additional compensation (a) if he becomes totally disabled while in the employ of the Association; (b) for some definite period of time from and after his retirement from active service with the Association; or
(c) that his family will be entitled to such compensation from and after his death either while in the employ of the Association or after his retirement.

         D. The parties hereto wish to provide the terms and conditions upon which the Association shall pay such additional compensation to the Executive after his disability, retirement or to his designated beneficiary in event of his death.

         NOW, THEREFORE, In consideration of the premises and of the mutual promises herein contained, the parties agree as follows:

         1. Retirement. In consideration of the Executive's remaining in its
            ----------
employ until his retirement, the Association agrees that, from and after the retirement of the Executive from the active service of the Association at age sixty-five (65), or such earlier or later retirement age as may be approved by the Association, the Association shall thereafter pay the Executive an annual Supplemental Benefit (as defined herein) for a period of fifteen (15) years from and after his retirement, payable in equal monthly installments, commencing with the first day of the first month following his retirement.

         2. Supplemental Benefit. For purposes of this Agreement, `Supplemental
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Benefit' means an amount calculated as follows: (A) the average annual compensation (excluding bonuses and incentive compensation) received by the Executive from the Association during three years of employment affording the highest such average, or during all the years of employment if less than three years; as reduced by (B) amounts paid under the Association's qualified defined benefit pension plan or any disability insurance benefits purchased by the Association; and (C) multiplying such amount by 50% to determine the benefit payable hereunder as a Supplemental Benefit.

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         3. Death After Retirement. The Association further agrees that, in the
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event of the Executive's death after his retirement but prior to completing fifteen (15) years of monthly payments; the association will continue to make Supplemental Benefit payments during the remainder of said fifteen (15) year period to the Executive's Beneficiary (as defined in the Employment Agreement).

         4. Disability. The Association agrees that, in the event of the total
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disability of the Executive (as defined in the Employment Agreement) while in the employ of the Association, it shall pay an annual Supplemental Benefit for up to ten (10) years, payable in equal monthly installments commencing with the first day of the first month following replacement of the Executive as provided in Section 7(a) of the Employment Agreement (i) until discontinuance of such disability and employment is fully restored to the Executive; (ii) until the Executive becomes eligible for the benefits provided at retirement hereunder which retirement benefits shall be exclusive of and in addition to any disability payments, or (iii) until death of the Executive, whichever shall first occur. For all purposes of this Agreement, the Executive shall be considered to be in the employ of the Association to receive customary fringe benefits (or service credits therefor, as the case may be) during the continuance of such disability.

         5. Death Prior to Retirement. The Association will enter into a
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separate Split Dollar Life Insurance Agreement and pay all premiums required thereunder, or if the Association fails to purchase or keep in force the Split Dollar policy, it shall pay an annual Supplemental Benefit for ten (10) years after death, payable as otherwise provided in Paragraph 4 hereof.

         6. Noncompetition. In consideration of the foregoing agreements of the
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Association and of the payments to be made by the Association pursuant hereto, the Executive hereby agrees that, so long as he remains in the active employ of the Association, he will devote substantially all of his time, skill, diligence and attention to the business of the Association, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Association.

         7. Termination. In the event that the employment of the Executive is
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terminated for any reason other than Cause (as defined), the Association agrees to fund a Separate Split Dollar policy to the point of "N Pay" and cause ownership of such policy to be transferred to the Executive or if no policy was obtained to pay to the Executive the present value of the sum of the annual Supplemental Benefits for fifteen (15) years. This payment is to be made in one lump sum on the first day of the first month after which the Executive's employment terminates. For purposes hereof, "N-PAY" means that the cash value of dividend additions within the policy, together with projected future dividends, are estimated to be sufficient to pay all remaining additional premiums required by the terms of policy; provided, however, that if the future dividends actually paid are less than the assumed dividends, the Association will be required to pay any deficiency.

         8. Other Benefits and Programs.  It is expressly understood by the
            ---------------------------
parties hereto that this Agreement relates exclusively to additional compensation for the Executive's services and any benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation payable under a separate Employment Agreement of even date herewith or as may

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hereinafter be amended from time to time. This Agreement does not involve a reduction in salary or foregoing of an increase in future salary by the Executive, nor does the Agreement in any way affect or reduce the proposed or future compensation of the Executive.

         9.  Benefits Not Funded. This Agreement represents a contractual
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promise to pay by the Association, assuming satisfaction by Executive of the requirements herein, and that said promise to pay is not represented by notes or secured or funded in any way. If the Association, solely at its own discretion, shall acquire a life insurance or annuity contract or any other asset in connection with the liabilities assumed by it hereunder, it is expressly agreed that neither Executive nor any Beneficiary hereunder shall have any right with respect to, or claim against, such contract or other asset. Such contract or other asset shall not be held in any way as collateral security for the fulfilling of the obligations of the Association under this Agreement. Such contract or other asset shall be and remain a general, unpledged, unrestricted asset of the Association. Executive may unilaterally change the person or persons who are to receive payments hereunder following his death, including provisions for payment to a Trust or Trusts, notwithstanding any other provision hereof, by written instrument executed by him and delivered to the Association during Executive lifetime.

         10. Nonalienation of Benefits. Neither the Executive, his designated
             -------------------------
Beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable by the Association hereunder, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Executive, his spouse, his designated beneficiary or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Association shall thereupon have no further liability hereunder.

         11. Binding Effect.  This Agreement, and any amendment hereto, shall be
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binding upon and inure to the benefit of the Association, its successors and assigns, and the Executive, and his beneficiaries, heirs, executors, administrators and legal representatives.

         12. Amendments.  This Agreement may not be amended, altered or
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modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         13. Notice. Any notice, consent or demand required or permitted to be
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given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States mail, postage prepaid, addressed to such party's last known address as shown on the records of the Association. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. Applicable Law.  This Agreement and the rights of the parties
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hereunder, shall be governed by and construed in accordance with the laws of the state of Nebraska.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                                FIRST FEDERAL SAVINGS AND LOAN
                                                ASSOCIATION OF LINCOLN



                                                By: /s/ Lavern F. Roschewski
                                                    ---------------------------
                                                        Lavern F. Roschewski

ATTEST:


/s/ Judith A. Klinkman
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Asst. Secretary

                                                    /s/ Gilbert Lundstrom
                                                    ---------------------------
                                                    GILBERT LUNDSTROM

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